UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

January 20, 2009
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

802 West Bay Rd., The Grand Pavilion P.O. Box 31110 Grand Cayman, Cayman Islands	KY1-1205
(Address of principal executive offices)	(Zip code)

 (345) 943-4573
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

7.01  Regulation FD Disclosure

DME Advisors, LP (“DME Advisors”), is the exclusive investment advisor to Greenlight Capital Re, Ltd. (“GLRE” or the “Company”).   DME Advisors is controlled by David Einhorn, the Chairman of the Company’s Board of Directors and the President of Greenlight Capital, Inc.  On January 20, 2009, Mr. Einhorn spoke at a private investor conference and provided certain information relating to the client accounts that Greenlight Capital, Inc. and its affiliates (collectively, the “Greenlight Accounts”) manage, including ours.  To comply with Regulation FD, the following information is hereby provided:

During the fourth quarter of 2008, the Greenlight Accounts added significant long positions in Allegheny Energy (AYE), Commscope (CTV), MEMC Electronic Materials (WFR), gold (GLD), an index of gold miners (GDX), and purchased various bank loans, bonds and convertible bonds.  As of December 31, 2008 GLRE had approximately $588 million invested in securities, commodities and cash and cash equivalents with DME Advisors.

As of January 20, 2008, the composition of GLRE's investment account managed by DME Advisors was 68% long and 35% short (excluding credit default swaps, gold and currency exposures).

The managed account of GLRE, for the period from January 1, 2009 through January 20, 2009 reported an estimated investment return of (0.6)% net of fees and expenses.

The information contained herein is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Ace of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 20, 2009	GREENLIGHT CAPITAL RE, LTD.

	By:	/s/ Tim Courtis
Tim Courtis
Chief Financial Officer

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